Deloitte Touche Tohmatsu
Rua Nunes Machado, 68,
The Five East Batel - 18º andar
80250-000 - Curitiba - PR
Brazil

Tel.: + 55 (41) 3312-1400
Fax: + 55 (41) 3312-1470
www.deloitte.com.br

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-273432 on Form F-3 of our report dated April 10, 2024, relating to the financial statements of Companhia Paranaense de Energia - Copel, appearing in this Annual Report on Form 20-F of Companhia Paranaense de Energia - Copel for the year ended December 31, 2025.

/s/ DELOITTE TOUCHE TOHMATSU
Auditores Independentes Ltda.

Curitiba - PR, Brazil

April 15, 2026